Trupanion, Inc. Reports Third Quarter 2014 Results

- Total revenue of $30 million, an increase of 37% from third quarter 2013.

- Adjusted revenue (for our subscription business) of $27 million, an increase of 38% from third quarter 2013.

- 207,843 total pets enrolled, an increase of 30% from third quarter 2013.

SEATTLE, Oct. 30, 2014 /PRNewswire/ -- Trupanion, Inc. (NYSE:TRUP), a direct-to-consumer, monthly subscription business that provides medical plans for cats and dogs through its affiliated entities, today announced financial results for the third quarter of 2014.

"The third quarter was a strong showing for our team," said Darryl Rawlings, CEO of Trupanion. "Our award-winning contact center continues to innovate with cutting edge technology and customer focused initiatives that are driving up our overall member satisfaction, retention and referral rates. We received a record 133,569 calls in our contact center and we serviced 99,495 veterinary invoices during the third quarter. These are two examples of the scale and expertise we have built in customer facing areas of our business. This strong focus on our customer experience drove a 98.67% monthly retention in the quarter which implies a subscriber life of 75 months. We are pleased with our consistent growth and strong cohort metrics."

Third Quarter 2014 Financial Highlights

  Total revenue for the third quarter of 2014 was $30 million, an increase of 37% from the third quarter of 2013.
  Adjusted revenue (for our subscription business) for the third quarter of 2014 was $27 million, an increase of 38% from the third quarter of 2013.
  Adjusted EBITDA for the third quarter of 2014 was $(2.9) million, compared to $(0.4) million for the third quarter of 2013.
  Net Loss for the third quarter of 2014 was $(8.5) million, compared to $(1.2) million for the third quarter of 2013. Non-cash charges comprised $(4.3) million of the net loss in the third quarter of 2014 and were attributed to expensing of debt discounts related to debt repayments, the revaluation of warrants related to certain adjustments contingent upon our initial public offering, and stock-based compensation awards.

Operating Metrics

  Total enrolled pets for the third quarter of 2014 was 207,843, an increase of 30% from the third quarter of 2013.
  Average monthly adjusted revenue per pet for the third quarter of 2014 was $44.98, an increase of 5.6% from the third quarter of 2013.
  The ratio of lifetime value of a pet (LVP) to average pet acquisition cost (PAC) or LVP to PAC ratio was 5.2 to 1.

Full Year 2014

  Total revenue is expected to be between $115 million and $117 million for 2014, representing a slight increase from previously stated expectations.
  Adjusted EBITDA is still expected to be between $(11.8) million and $(9.8) million for 2014.

Fourth Quarter 2014

  Total revenue is expected to be between $31 million and $33 million for the fourth quarter of 2014.
  Adjusted EBITDA is still expected to be between $(4.4) million and $(2.4) million for the fourth quarter of 2014.

Trupanion plans to continue to invest heavily in business initiatives, which it believes will continue to drive up overall member satisfaction, retention and referral rates.

Conference Call
Trupanion's management will host a conference call today to review its third quarter 2014 results and to discuss its financial outlook for the fourth quarter and full year 2014. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET. A live webcast will be accessible through the Investor Relations section of Trupanion's website at http://investors.trupanion.com and will be archived online for 60 days upon completion of the conference call. Participants can access the conference call by dialing 1-866-311-7654 (United States), 1-855-669-9657 (Canada), or 1-412-902-4113 (International). A telephonic replay of the call will also be available, one hour after the completion of the call, by dialing 1-877-344-7529 (United States), 1-855-669-9658 (Canada), or 1-412-317-0088 (International) and entering the replay pin number: 10053693.

About Trupanion
Founded in 2000, Trupanion is an industry-leading, direct-to-consumer, monthly subscription business that provides medical plans for cats and dogs in the United States, Canada and Puerto Rico through its affiliated entities. Trupanion's mission is to help the pets we all love receive the best veterinary care. Trupanion offers a simple and comprehensive pet medical plan that pays 90% of veterinary costs for covered pets' illness and injury claims. As of September 30, 2014, Trupanion provided medical coverage to 207,843 pets. Trupanion's shares are traded on the New York Stock Exchange under the ticker symbol TRUP. The company is headquartered in Seattle, WA and can be found online at Trupanion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding future operating results and expenditures. These forward-looking statements are based upon the current expectations and beliefs of Trupanion's management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability in the future; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on our ability to institute, or our decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness of Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to maintain the requisite amount of risk-based capital; the ability to recognize benefits from investments in new solutions and enhancements to Trupanion's technology platform and website; and compliance with laws and regulations that apply to sale of a pet medical plan.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to Trupanion's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and any subsequently filed reports on Forms 10-Q and 8-K. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system at www.sec.gov or the investor relation section of Trupanion's website at http://investors.trupanion.com.

Non-GAAP Financial Measures
Trupanion's stated results include certain non-GAAP financial measures, including adjusted revenue, contribution margin, acquisition cost and adjusted EBITDA. Monthly adjusted revenue per pet is calculated in part based on adjusted revenue, a non-GAAP financial measure, that Trupanion defines as revenue from our subscription business segment excluding sign-up fee revenue and the change in deferred revenue between periods. Lifetime value of a pet is calculated in part based on contribution margin, a non-GAAP financial measure, that Trupanion defines as gross profit from its subscription business segment for the 12 months prior to the period end date excluding stock-based compensation expense related to cost of revenue from its subscription business segment, sign-up fee revenue and the change in deferred revenue between periods. Average pet acquisition cost is calculated in part based on acquisition cost, a non-GAAP financial measure, that Trupanion defines as sales and marketing expenses, excluding stock-based compensation expense, net of sign-up fee revenue. Adjusted EBITDA is a non-GAAP financial measure that Trupanion defines as net loss excluding stock-based compensation expense, depreciation and amortization expense, interest income, interest expense, change in fair value of warrant liabilities and income tax expense (benefit).

Trupanion's non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry as other companies in its industry may calculate or use non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Trupanion's reported financial results. Further, stock-based compensation expense and other items used in the calculation of adjusted EBITDA have been and will continue to be for the foreseeable future significant recurring expenses in Trupanion's business. The presentation and utilization of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Trupanion urges its investors to review the reconciliation of its non-GAAP financial measures to the most directly comparable GAAP financial measures in its consolidated financial statements, and not to rely on any single financial or operating measure to evaluate its business.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expenses, Trupanion believes that providing non-GAAP financial measures such as contribution margin, acquisition cost and adjusted EBITDA that exclude stock-based compensation expense and, in the case of adjusted EBITDA, the change in fair value of warrant liabilities allows for more meaningful comparisons between its operating results from period to period. Trupanion excludes sign-up fee revenue from the calculation of both adjusted revenue and contribution margin because it collects sign-up fee revenue from new members at the time of enrollment and consider it to be an offset to a portion of Trupanion's sales and marketing expenses. For this reason, Trupanion also nets sign-up fees with sales and marketing expenses in its calculation of acquisition cost. Trupanion excludes changes in deferred revenue from the calculation of both adjusted revenue and contribution margin in order to eliminate fluctuations caused by the timing of pet enrollment during the last month of any particular period in which such measures are being presented or utilized. Trupanion excludes the change in fair value of warrant liabilities from its calculation of adjusted EBITDA in order to eliminate fluctuations caused by changes in its stock price. Trupanion believes this allows it to calculate and present adjusted revenue, contribution margin and acquisition cost and the related financial measures it derives from them, as well as adjusted EBITDA, in a consistent manner across periods. Trupanion's non-GAAP financial measures and the related financial measures it derives from them are important tools for financial and operational decision-making and for evaluating its own operating results over different periods of time.

Trupanion has not reconciled adjusted EBITDA guidance to net income (loss) guidance because it does not provide guidance for stock-based compensation expense, depreciation and amortization, interest income, interest expense, change in fair value of warrant liabilities or income tax expense (benefit), which are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of Trupanion's control and cannot be reasonably predicted, Trupanion is unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.

Contacts:
Investors: Quynh Pham, Director, Investor Relations
InvestorRelations@trupanion.com
206.607.1940

Media: Britta Gidican, Director, Public Relations
MediaRelations@trupanion.com
206.607.1930

Trupanion, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except for share data)

	SEPTEMBER 30,	DECEMBER 31,
	2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 59,069	$ 14,939
Investments in fixed maturities, at amortized cost (fair value: $19,297 and $16,088)	19,297	16,088
Accounts and other receivables	8,598	7,771
Prepaid expenses and other assets	1,386	935
Total current assets	88,350	39,733
Restricted cash	—	3,000
Investments in fixed maturities, at fair value (amortized cost: $1,000)	944	832
Property and equipment, net	6,355	3,124
Deferred offering costs	—	54
Intangible assets, net	4,863	4,910
Total assets	100,512	51,653
Liabilities, redeemable convertible preferred stock, and stockholders' equity (deficit)
Current liabilities:
Accounts payable	1,641	1,263
Accrued liabilities	3,519	3,660
Claims reserve	5,411	5,612
Deferred revenue	9,291	8,468
Short-term debt	—	900
Warrant liabilities	—	4,900
Other payables	1,340	1,138
Deferred tax liabilities	82	82
Total current liabilities	21,284	26,023
Long-term debt	14,900	25,199
Deferred tax liabilities	1,542	1,540
Other liabilities	141	166
Total liabilities	37,867	52,928
Redeemable convertible preferred stock: $0.00001 par value per share, 0 and 15,648,723 authorized at September 30, 2014 and December 31, 2013, respectively, and 0 and 14,857,989 issued and outstanding at September 30, 2014 and December 31, 2013, respectively.	—	31,724
Stockholders' equity:
Common stock, $0.00001 par value per share, 200,000,000 and 26,000,000 shares authorized at September 30, 2014 and December 31, 2013, respectively, 28,407,957 and 27,786,978 issued and outstanding at September 30, 2014; 2,857,620 and 2,236,641 shares issued and outstanding at December 31, 2013.	—	—
Preferred stock: $0.00001 par value per share, 10,000,000 and 0 authorized at September 30, 2014 and December 31, 2013, respectively, and 0 issued and outstanding at September 30, 2014 and December 31, 2013.	—	—
Special voting shares, $0.00001 par value per share, 0 and 2,500,030 shares authorized at September 30, 2014 and December 31, 2013, respectively, and 0 and 2,247,130 issued and outstanding at September 30, 2014 and December 31, 2013, respectively.	—	—
Additional paid-in capital	118,153	5,769
Accumulated other comprehensive loss	(3)	(164)
Accumulated deficit	(52,904)	(36,003)
Treasury stock, at cost: 620,979 shares at September 30, 2014 and December 31, 2013.	(2,601)	(2,601)
Total stockholders' equity (deficit)	62,645	(32,999)
Total liabilities, redeemable convertible preferred stock, and stockholders' equity (deficit)	$ 100,512	$ 51,653

Trupanion, Inc.
Condensed Consolidated Statement of Operations
(in thousands)
(unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2014	2013	2014	2013

Revenue:
Subscription business	$ 27,517	$ 20,007	$ 75,965	$ 55,392
Other business	2,795	2,127	8,077	4,426
Total revenue	30,312	22,134	84,042	59,818
Cost of revenue:
Subscription business (1)	23,404	16,117	62,524	44,289
Other business	2,463	1,898	7,167	3,973
Total cost of revenue	25,867	18,015	69,691	48,262
Gross profit:
Subscription business	4,113	3,890	13,441	11,103
Other business	332	229	910	453
Total gross profit	4,445	4,119	14,351	11,556
Operating expenses:
Sales and marketing (1)	2,934	2,013	8,390	6,853
Technology and development (1)	2,532	1,156	7,285	3,191
General and administrative (1)	4,385	2,033	10,463	5,982
Total operating expenses	9,851	5,202	26,138	16,026
Operating loss	(5,406)	(1,083)	(11,787)	(4,470)
Interest expense	5,155	154	6,623	420
Other (income) expense, net	(2,066)	(13)	(1,545)	168
Loss before income taxes	(8,495)	(1,224)	(16,865)	(5,058)
Income tax expense (benefit)	14	(2)	36	(86)
Net loss	$ (8,509)	$ (1,222)	$ (16,901)	$ (4,972)

(1) Includes stock-based compensation expense as follows:
	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2014	2013	2014	2013
Cost of revenue	$ 78	$ 56	$ 223	$ 144
Sales and marketing	115	147	408	492
Technology and development	110	84	306	249
General and administrative	1,698	191	2,257	479
Total stock-based compensation expense	$ 2,001	$ 478	$ 3,194	$ 1,364

Trupanion, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2014	2013
Operating activities
Net loss	$ (16,901)	$ (4,972)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	1,234	663
Amortization of prepaid loan fee	108	—
Amortization of debt discount	4,925	14
Loss on disposal of equipment	48	—
Warrant (income) expense	(1,574)	129
Stock-based compensation expense	3,194	1,364
Loss from equity method investment	—	52
Net amortization on bonds	8	12
Changes in operating assets and liabilities:
Accounts receivable	(828)	(5,460)
Prepaid expenses and other current assets	(456)	98
Accounts payable	151	128
Accrued liabilities	(398)	(41)
Claims reserve	(201)	2,565
Deferred revenue	823	4,276
Other payables	167	106
Net cash used in operating activities	(9,700)	(1,066)
Investing activities
Purchases of investment securities, held-to-maturity	(26,455)	(15,697)
Maturities of investment securities, held-to-maturity	23,239	15,055
Purchases of property and equipment	(4,013)	(1,416)
Other	—	(18)
Net cash used in investing activities	(7,229)	(2,076)
Financing activities
Restricted cash	3,000	—
Proceeds from exercise of stock options	161	434
Proceeds from line of credit and debt financing	17,000	3,700
Payment of loan fee	(103)	—
Repayment of debt financing	(32,000)	—
Net proceeds from initial public offering	72,946	—
Net cash provided by financing activities	61,004	4,134
Effect of foreign exchange rates on cash, net	55	53
Net change in cash and cash equivalents	44,130	1,045
Cash and cash equivalents at beginning of period	14,939	4,234
Cash and cash equivalents at end of period	$ 59,069	$ 5,279
Supplemental disclosures
Income taxes paid	9	—
Interest paid	1,372	406
Noncash investing and financing activities:
Warrants issued in conjunction with debt issuance	1,123	43
Exchange of stock for equity method investment	—	448
Increase in payables for property and equipment	488	139
Increase in payables for deferred financing costs	136	—
Cashless exercise of preferred stock warrants	1,270	—

The following tables set forth our key financial and operating metrics for our subscription business on a year over year and quarterly sequential basis:

	THREE MONTHS ENDED		NINE MONTHS ENDED,
	SEPTEMBER 30,		SEPTEMBER 30,
	2014	2013	2014	2013
Total pets enrolled (at period end)	207,843	160,065	207,843	160,065
Monthly adjusted revenue per pet	$ 44.98	$ 42.59	$ 44.04	$ 42.37
Lifetime value of a pet (LVP)	$ 584	$ 617	$ 584	$ 617
Average pet acquisition cost (PAC)	$ 113	$ 80	$ 112	$ 102
Average monthly retention	98.67%	98.64%	98.67%	98.64%

	PERIOD ENDED
	DEC. 31, 2012	MAR. 31, 2013	JUN. 30, 2013	SEPT. 30, 2013	DEC. 31, 2013	MAR. 31, 2014	JUN. 30, 2014	SEPT. 30, 2014
Total Pets Enrolled (at period end)	125,387	136,027	147,868	160,065	169,570	181,634	194,617	207,843
Monthly adjusted revenue per pet	$ 42.43	$ 42.30	$ 42.21	$ 42.59	$ 43.07	$ 43.12	$ 43.90	$ 44.98
Lifetime value of a pet	$ 557	$ 604	$ 641	$ 617	$ 611	$ 610	$ 605	$ 584
Average pet acquisition cost	$ 134	$ 132	$ 99	$ 80	$ 105	$ 111	$ 113	$ 113
Average monthly retention	98.51%	98.56%	98.62%	98.64%	98.65%	98.65%	98.65%	98.67%

The following tables reflect the reconciliation of adjusted revenue to revenue:

	THREE MONTHS ENDED		NINE MONTHS ENDED,
	SEPTEMBER 30,		SEPTEMBER 30,
	2014	2013	2014	2013
	(in thousands)
Revenue	$ 30,312	$ 22,134	$ 84,042	$ 59,818
Excluding:
Other business revenue	(2,795)	(2,127)	(8,077)	(4,426)
Change in deferred revenue	385	314	731	656
Sign-up fee revenue	(425)	(386)	(1,209)	(1,074)
Adjusted revenue	$ 27,477	$ 19,935	$ 75,487	$ 54,974

	THREE MONTHS ENDED
	DEC. 31, 2012	MAR. 31, 2013	JUN. 30, 2013	SEPT. 30, 2013	DEC. 31, 2013	MAR. 31, 2014	JUN. 30, 2014	SEPT. 30, 2014
	(in thousands)
Revenue	$ 15,863	$ 17,842	$ 19,842	$ 22,134	$ 24,011	$ 25,640	$ 28,090	$ 30,312
Excluding:
Other business revenue	(178)	(825)	(1,474)	(2,127)	(2,585)	(2,551)	(2,731)	(2,795)
Change in deferred revenue	218	124	218	314	452	262	84	385
Sign-up fee revenue	(282)	(332)	(356)	(386)	(345)	(377)	(407)	(425)
Adjusted revenue	$ 15,621	$ 16,809	$ 18,230	$ 19,935	$ 21,533	$ 22,974	$ 25,036	$ 27,477

The following table reflects the reconciliation of contribution margin to gross profit:

	TWELVE MONTHS ENDED
	DEC. 31, 2012	MAR. 31, 2013	JUN. 30, 2013	SEPT. 30, 2013	DEC. 31, 2013	MAR. 31, 2014	JUN. 30, 2014	SEPT. 30, 2014
	(in thousands)
Gross profit	$ 11,211	$ 12,841	$ 14,263	$ 14,788	$ 15,644	$ 16,792	$ 18,113	$ 18,439
Excluding:
Stock-based compensation expense	109	123	143	171	229	270	287	309
Other business segment gross profit	(44)	(108)	(267)	(496)	(730)	(935)	(1,086)	(1,189)
Change in deferred revenue	767	725	761	874	1,108	1,246	1,111	1,183
Sign-up fee revenue	(1,189)	(1,229)	(1,285)	(1,356)	(1,419)	(1,464)	(1,514)	(1,554)
Contribution margin	$ 10,854	$ 12,352	$ 13,615	$ 13,981	$ 14,832	$ 15,909	$ 16,911	$ 17,188

The following table reflects the reconciliation of acquisition cost to sales and marketing expenses:

	THREE MONTHS ENDED
	DEC. 31, 2012	MAR. 31, 2013	JUN. 30, 2013	SEPT. 30, 2013	DEC. 31, 2013	MAR. 31, 2014	JUN. 30, 2014	SEPT. 30, 2014
	(in thousands)
Sales and marketing expenses	$ 2,161	$ 2,572	$ 2,268	$ 2,013	$ 2,238	$ 2,646	$ 2,810	$ 2,934
Excluding:
Stock-based compensation expense	(104)	(143)	(202)	(147)	(185)	(149)	(144)	(115)
Net of:
Sign-up fee revenue	(282)	(332)	(356)	(386)	(345)	(377)	(407)	(425)
Acquisition cost	$ 1,775	$ 2,097	$ 1,710	$ 1,480	$ 1,708	$ 2,120	$ 2,259	$ 2,394

The following table reflects the reconciliation of adjusted EBITDA to net loss:

	THREE MONTHS ENDED,		NINE MONTHS ENDED,
	SEPTEMBER 30,		SEPTEMBER 30,
	2014	2013	2014	2013
	(in thousands)
Net loss	$ (8,509)	$ (1,222)	$ (16,901)	$ (4,972)
Excluding:
Stock-based compensation expense	2,001	478	3,194	1,364
Depreciation and amortization expense	505	243	1,234	663
Interest income	(20)	(32)	(56)	(89)
Interest expense	5,155	154	6,623	420
Change in fair value of warrant liabilities	(2,054)	3	(1,574)	129
Income tax expense (benefit)	14	(2)	36	(86)
Adjusted EBITDA	$ (2,908)	$ (378)	$ (7,444)	$ (2,571)

Logo - http://photos.prnewswire.com/prnh/20141030/155651LOGO